Exhibit 99.1

                             SUBSCRIPTION AGREEMENT




Worldwide Film Funding Partners, INC.
433 Plaza Real
Suite 275
Boca Raton, FL  33432

Gentlemen:

         The undersigned (the "Subscriber") request the opportunity to subscribe for the common stock of Worldwide Film Funding, Inc. a Florida (the "Company"), set forth on the signature page hereto, at a purchase price of $.06 per share.

         The Subscriber hereby acknowledges that the Subscriber has had full and complete access to all information regarding the Company and has had the opportunity to review documents provided by the Company regarding the proposed purchase of common stock including but not limited to a Private placement Memorandum dated May, 2003, including all exhibits thereto and the Company's business plan (collectively the "PPM"), which offers for sale the common stock at a price of $.06 per share depending on availability. The Subscriber also has had the opportunity to ask questions of the officers and directors of the Company, and to receive information satisfactory to the Subscriber in response to such questions and inquiries.

         1. Subscription. The Subscriber hereby irrevocably tenders this subscription (the "Subscription") for the common stock and a payment in the amount set forth on the signature page hereto along with an Investor Suitability Questionnaire (herein so called) in the form provided to the Subscriber by the Company along with such other documents as may be reasonably requested by the Company.

         It is understood and agreed that the Company shall have the right, in its sole and absolute discretion, to accept or reject this Subscription, in whole or in part, and that this Subscription shall be deemed to be accepted by the Company only when this Subscription Agreement is signed by a member of management of the Company. In the event this subscription is not accepted by the Company, the Subscriber's funds promptly will be returned to the Subscriber without interest. The Subscriber understands that this Subscription constitutes an absolute obligation.

         2. Representations and Warranties of the Subscriber. The Subscriber understands that the common stock will be offered and sold in reliance upon certain exemptions from the securities registration provisions of the Securities Act of 1933, as amended (the "1933 Act"). As a condition to purchasing the common stock, and for the purposes of the above-mentioned exemptions and/or qualifications to the extent applicable, and knowing that the Company will rely upon the statement made herein for such exemptions, and in determining the suitability of the investment for the Subscriber, the Subscriber hereby represents and warrants to the Company as follows:


                  (1) The offering of the common stock was made only through direct, personal contact between the undersigned and an authorized representative of the Company;

                  (2) The Subscriber understands that the Company will rely on the accuracy and completeness of the information set forth herein and in the Investor Suitability Questionnaire in complying with its obligations under applicable state and federal securities statutes and regulations;

                  (3) The Subscriber has been advised that the common stock have not been registered with the Securities and Exchange Commission under the 1933 Act or with any state securities regulatory agency and understands that the common stock is being offered in reliance upon certain exemptions from registration under applicable sate and federal securities statutes;

                  (4) The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company and the suitability of the common stock subscribed for as an investment, and has had the opportunity to consult with an attorney, an accountant, and/or a personal advisor with respect to the investment in the common stock;

                  (5) The common stock for which the Subscriber hereby subscribes will be acquired for the Subscriber's own account for investment and not with the view toward resale or redistribution; also, the Subscriber is not buying its common stock as a nominee for any other person, and the Subscriber does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the Subscriber to sell the common stock subscribed for:

                  (6) The Subscriber warrants that no representations or warranties have been made to him by the Company as to the tax consequences of this investment, or as to any profits, losses, cash flow, projected return, or investment outcome which may be received or sustained as a result of this investment;

                  (7) The Subscriber acknowledges that any financial projections prepared by the Company and any other forward looking information are based upon the Company's management's beliefs as of the date hereof, that they are subject to certain risks, uncertainties, and assumptions that actual results could deviate materially from those projected, and that the Company does not undertake any duty to update such information;

                  (8) The Subscriber is able to bear the economic risk of the investment in the common stock subscribed for and has sufficient net worth to sustain a loss of the Subscriber's entire investment in the Company without material economic hardship if such a loss should occur;

                  (9) The Subscriber acknowledges that the Company has made available to the Subscriber or other personal advisors the opportunity to obtain additional information to verify the accuracy of the information provided by the Company and to evaluate the risks and merits of this investment;

                  (10) The Subscriber acknowledges that all information made available to the Subscriber or the Subscriber's personal advisors in connection with an investment in the common stock is and shall remain confidential in all respects and may not be reproduced, distributed, or used for any other purpose without the consent of the Company;

                  (11) The Subscriber has had an opportunity to ask questions of and receive satisfactory answers from the Company or any person or persons acting on the Company's behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Subscriber;

                  (12) The Subscriber, if an individual, represents that he/she/it is a bona fide resident and domiciliary, not a transient or temporary resident, of the state set forth on the signature page hereto. If the Subscriber is a corporation, trust, or other entity, it represents that it was incorporated or organized under the laws of the state(s) shown on the signature page hereof; and if the Subscriber is a Company, it represents that all of its general partners are bona fide residents and domiciliaries, not transients or temporary residents, of the state(s) shown on the signature page hereof; and if the undersigned is a corporation, trust, Company, or other entity, it represents that it was not organized for the specific purpose of acquiring the common stock;

                  (13) The Subscriber acknowledges and agrees that the Subscriber is not entitled to cancel, terminate, or revoke this Subscription or any agreements the Subscriber delivers hereunder;

                  (14) The funds to be tendered for the purchase of the common stock subscribed for will not represent funds borrowed by the Subscriber from any person or lending institution except to the extent that the Subscribers has a source of repaying such funds other than from the sale of the common stock. The common stock will not have been, and will not be, pledged or otherwise hypothecated for any such borrowing:

                  (15) The Subscriber and the persons executing on behalf of the Subscriber have all requisite power and authority to enter into this Subscription Agreement and to perform all of the obligations required to be performed by the Subscriber as a purchaser of the common stock;

                  (16) An investment in the Company involves certain risks, including but not limited to those described in the PPM, and the Subscriber has taken full cognizance of and understands all of the risks related to the purchase of the common stock.

                  (17) The Subscriber, if an individual, represents that either: his/her individual net worth or joint net worth with his/her spouse, if any, exceeds $1,000,000 or he/she had an individual income in excess of $200,000 in each of the two most recent years or joint income with his/her spouse, if any, in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                  (18) The Subscriber, if other than an individual, represents that it meets the definition of an "accredited investor" as such term is defined in Rule 501 of Regulation D, promulgated under the 1933 Act; and

                  (19) All information supplied by the Subscriber in the Investor Suitability Questionnaire is true and correct as of the date hereof, and if the Subscriber discovers on any subsequent date that such information was not true and correct when submitted to the Company, the Subscriber will immediately notify the Company of such inaccuracy.

         3. Indemnification and Release. The Subscriber acknowledges the meaning and legal consequences of the representations, warranties, and covenants made herein and that the Company and/or its agents have relied upon such representations, warranties and covenants in determining the Subscriber's qualification and suitability to purchase the common stock. The Subscriber hereby agrees to indemnify, defend, and hold harmless the Company and its officers, directors, employees, agents, representatives, and controlling persons, from and against any and all losses, claims, damages, liabilities, expenses (including attorney's fees and disbursements), judgments or amounts paid in settlement of actions arising out of or resulting from (a) the untruth of any representation herein (or in the Investor Suitability Questionnaire) or the breach of any Subscriber warranty or covenant herein (or in the Investor Suitability Questionnaire), and (b) violation by the Company or its officers, directors, employees, agents, representatives and controlling persons of any federal securities act or state securities act by reason of a breach of any warranty, representation, covenant, or agreement made by the Subscriber in connection with the purchase of the common stock.

         4.       Survival.  All representations, warranties, and covenants
                             contained in this Subscription Agreement and the indemnification recited above, shall survive:

                  (1) the acceptance of the Subscription Agreement by the Company;

                  (2) changes in the transaction, documents, and instruments described herein which are not material or which are to the benefit of the Subscriber; and

                  (3) the death, disability, termination, or dissolution of the Subscriber or any partner thereof.

The obligation of the Company to sell the common stock specified herein to the Subscriber is subject to the condition that the representations and warranties of the Subscriber contained herein and in the Investor Suitability Questionnaire shall be true and correct on and as of the acceptance of this Subscription Agreement in all respects with the same effect as through such representations and warranties have been made on and as of that date.

         5. Limitation on Transfer of Interests. The Subscriber acknowledges that the Subscriber is aware that there are substantial restrictions on the transferability of the common stock. Since the common stock will not be registered under the 1933 Act or any applicable state securities laws, the common stock may not be, and the Subscriber agrees that it shall not be sold unless the Subscriber complies with the terms of applicable federal and state securities laws. The Subscriber also acknowledges that the Subscribers shall be responsible for compliance with all conditions on transfer imposed by any blue sky or securities law administrator and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer.

         6.       Miscellaneous.


                  (1) All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, if to the Subscriber, at the address set forth below, and if to the Company, at Worldwide Film Funding Partners, INC., 433 Plaza Real, Suite 275, Boca Raton, FL 33432.

                  (2) This Subscription Agreement shall be construed in accordance with and governed by the laws of the State of Florida.

                  (3) This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

                  (4) This Subscription Agreement, the PPM, the operating agreement of the Company and the representations and warranties contained herein shall be binding upon the heirs, executors, legal representatives, administrators, successors, and assigns of the Subscriber.

                  (5) The recitals are incorporated in and made a part of this Subscription. Titles of articles, paragraphs, and subparagraphs are used for convenience only and are not a part of the text.

All terms used in any one number or gender shall be construed to include any other number or gender as the context may require.

                  (6) THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT IN RELIANCE UPON EXEMPTION PROVISIONS CONTAINED THEREIN. SECTION 517.061(11)(a)(5) OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT (THE "FLORIDA ACT") PROVIDES THAT ANY PURCHASER OF SECURITIES IN FLORIDA WHICH ARE EXEMPTED FROM REGISTRATION UNDER SECTION 517.061(11) OF THE ACT MAY WITHDRAW HIS SUBSCRIPTION AGREEMENT AND RECEIVE A FULL REFUND OF ALL MONIES PAID, WITHIN THREE BUSINESS DAYS AFTER HE TENDERS CONSIDERATION FOR SUCH SECURITIES. THEREFORE, ANY FLORIDA RESIDENT WHO PURCHASES SECURITIES IS ENTITLED TO EXERCISE THE FOREGOING STATUTORY RESCISSION RIGHT WITHIN THREE BUSINESS DAYS AFTER TENDERING CONSIDERATION TO THE GENERAL PARTNER AT THE ADDRESS OR TELEPHONE NUMBER PRINTED ON THE COVER PAGE OF THE MEMORANDUM. ANY TELEGRAM OR LETTER SHOULD BE SENT OR POSTMARKED PRIOR TO THE END OF THE THIRD BUSINESS DAY. A LETTER SHOULD BE MAILED BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE ITS RECEIPT AND TO EVIDENCE THE TIME OF MAILING. ANY ORAL REQUESTS SHOULD BE CONFIRMED IN WRITING.

                  (7) THE UNDERSIGNED UNDERSTANDS THAT THE OFFERING OF THESE SECURITIES HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL OF THE STATE OF NEW YORK BECAUSE OF THE OFFEROR"S REPRESENTATIONS THAT THIS IS INTENDED TO BE A NON-PUBLIC OFFERING PURSUANT TO SEC REGULATION D, AND THAT IF ALL THE CONDITIONS AND LIMITATIONS OF REGULATION D ARE NOT COMPLIED WITH, THE OFFERING WILL BE RESUBMITTED TO THE ATTORNEY GENERAL FOR AMENDED EXEMPTION. THE UNDERSIGNED FURTHER UNDERSTANDS THAT ANY OFFERING LITERATURE USED IN CONNECTION WITH THIS OFFERING HAS BEEN PRE-FILED WITH THE ATTORNEY GENERAL AND HAS NOT BEEN REVIEWED BY THE ATTORNEY GENERAL. THE SECURITIES ARE BEING PURCHASED FOR THE UNDERSIGNED'S OWN ACCOUNT FOR INVESTMENT, AND NOT FOR DISTRIBUTION OR RESALE TO OTHERS. THE UNDERSIGNED AGREES THAT THE UNDERSIGNED WILL NOT SELL OR OTHERWISE TRANSFER THESE SECURITIES UNLESS THEY ARE REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933 OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THE UNDERSIGNED REPRESENTS THAT THE UNDERSIGNED HAS ADEQUATE MEANS OF PROVIDING FOR HIS CURRENT NEEDS AND POSSIBLE PERSONAL CONTINGENCIES AND THAT THE UNDERSIGNED HAS NO NEED FOR LIQUIDITY OF THIS INVESTMENT.

         THE UNDERSIGNED FURTHER UNDERSTAND THAT ALL DOCUMENTS, RECORDS AND BOOKS PERTAINING TO THE INVESTMENT HAVE BEEN MADE AVAILABLE FOR INSPECTION BY HIS ATTORNEY, HIS ACCOUNTANT AND/OR HIS OFFEREE REPRESENTATIVE AND HIMSELF, AND THAT THE BOOKS AND RECORDS OF THE ISSUER WILL BE AVAILABLE UPON REASONABLE NOTICE, FOR INSPECTION BY INVESTORS AT REASONABLE HOURS AT ITS PRINCIPAL PLACE OF BUSINESS. ALTHOUGH THE COMPANY WILL ATTEMPT TO PURSUE THE INVESTMENTS SET FORTH IN THE PPM, IF IN THE SOLE AND ABSOLUTE DISCRETION OF THE COMPANY, THE INVESTMENTS INTENDED TO BE PURSUED AS SPECIFIED IN THE PPM CANNOT BE PURSUED, FOR ANY REASON, THEN THE COMPANY IS GIVEN AUTHORITY TO USE ITS DISCRETION AS TO THE INVESTMENT OF MONIES RECEIVED.

         IN WITNESS WHEREOF, the Subscriber has executed this Investor Suitability Questionnaire on the date set forth below.

         Number of common stock Subscribed for:
                                                ------------------------------

         Total Purchase Price for common stock:
                                                ------------------------------

Title to the common stock will be held as follows (check one):

                  _______           Sole Ownership
                  _______           Husband and wife, as community property
                  _______           Married person, as separate property
                  _______           Joint tenant, with right of survivorship
                  _______           Tenants in common


                              INDIVIDUAL INVESTORS


----------------------------                    ----------------------------
Signature of Subscriber                         Signature of spouse or Co-Owner,
                                                if applicable



----------------------------                    ----------------------------
Printed Name of Subscriber                      Printed Name of spouse or Co-
                                                Owner, if applicable



----------------------------                    ----------------------------
Date                                            Date

                                ENTITY INVESTORS



                                     ------------------------------------------
                                     Printed name of person or entity

                                     By:
                                        ---------------------------------------
                                     Signature of authorized representative


                                     Printed Name of Authorized

                                     Representative:
                                                     --------------------------

                                     Title of Authorized

                                     Representative:
                                                    ---------------------------

                                     Date:
                                           ------------------------------------


ACCEPTANCE:

Worldwide Film Funding Partners, Inc.



By:
    -------------------------------------



Date:
      -----------------------------------